                                 EXHIBIT 10.6.5

                               MARK BORLAND - ABP
                         DEFERRED COMPENSATION AGREEMENT

         THIS AGREEMENT is made this    day of January, 1996 by and between
Au Bon Pain Co., Inc., a corporation organized under the laws of the State of Delaware (the "Corporation"), and MARK BORLAND, an individual residing at 284 Center Street, Pembroke, Massachusetts 02359 (the "Employee").

                                WITNESSETH THAT:

         WHEREAS, the Corporation currently employs the Employee; and

         WHEREAS, the Corporation and the Employee wish to defer immediate payment of some compensation as it otherwise would accrue and be payable to the Employee; and

         WHEREAS, the Corporation will retain such accrued but unpaid amounts for the benefit of the Employee, subject to the claims of the Corporation's creditors in the event of the Corporation's insolvency; and

         WHEREAS, it is the intention of the parties that this Agreement shall constitute an unfunded arrangement maintained for the purpose of providing deferred compensation to the Employee as a member of the management of the Corporation for purposes of Title I of the Employee Retirement Income Security Act of 1974.

         NOW, THEREFORE, in consideration of the agreements hereinafter contained, the parties hereby agree as follows:

         1. WITHHOLDING. During the term of the Corporation's employment of the Employee after the date hereof, the Corporation shall withhold from compensation otherwise accrued and payable to the Employee the sum of $18,370.00 per annum, to be accrued and retained ratably on a weekly basis. In addition, during the term of the Corporation's employment of the Employee for one year after the date hereof, the Corporation shall accrue and withhold an additional amount of $25,000.00, to be accrued and retained ratably on a weekly basis during such one year term.

         2.   DEFERRED COMPENSATION ACCOUNT.

              (a) The Corporation shall credit the amounts described in the preceding paragraph to a book reserve (the "Deferred Compensation Account") established for this purpose.

              (b) All funds credited to the Deferred Compensation Account may be kept in cash or invested and reinvested in mutual funds, stocks, bonds, securities or any other assets as may be selected by the Corporation in its discretion until the

Employee provides to the Corporation written direction of investment. The Employee may provide such written direction no more frequently than quarter-annually; provided, however, that the Employee may not direct the Corporation to invest Deferred Compensation Account amounts in the debt or equity of the Corporation or in any assets in which the Corporation, in the opinion of counsel, reasonably may not invest. In the exercise of the foregoing discretionary investment powers, the Corporation may engage investment counsel and, if it so desires, may delegate to such counsel full or limited authority to select the assets in which the Deferred Compensation Account funds are to be invested.

              (c) All appreciation, depreciation, income, loss and expenses on the Deferred Compensation Account shall increase or decrease, as appropriate, such Deferred Compensation Account. The Corporation shall account at least annually to the Employee to reflect all activity in the Deferred Compensation Account for the preceding period.

              (d) The Employee assumes all risk in connection with any investment of the Deferred Compensation Account.

              (e) Title to and beneficial ownership of all assets held in the Deferred Compensation Account shall at all times remain in the Corporation and the Employee shall not have any property interest whatsoever in the Deferred Compensation Account.

         3. PAYMENT OF DEFERRED AMOUNTS. The Corporation shall pay the following benefits as deferred compensation to the Employee (unless they are forfeited by the occurrence of any of the events of forfeiture specified in paragraph 3(b) below) as follows:

              (a) If the Employee's employment with the Corporation is terminated for any reason on or after the Employee shall have reached the age of sixty (60), the Corporation shall pay to him in a lump sum or in ten (10) annual installments an amount equal to the fair market value of the assets in the Deferred Compensation Account as of such date. The method of payment shall be determined by the Employee by written direction to the Corporation at the time of such termination and, absent such written direction, the Corporation shall pay such amount in a lump sum. If the Employee directs the Corporation to pay such amount over ten (10) annual installments, the total amount payable to the Employee shall be appropriately increased or decreased, as the case may be, to reflect the appreciation or depreciation in value and the net income or loss and expenses on the funds which remain invested in the Deferred Compensation Account. The above notwithstanding, if the Employee should die on or after his sixtieth (60) birthday and before all payments are made hereunder, the unpaid balance will continue to be paid in installments for the unexpired portion of such ten year period to his designated beneficiary (as described below) in the same manner as set forth above.

              (b) If the Employee's employment with the Corporation is terminated for any reason other than death and disability but before the Employee shall have reached the age of sixty (60), the Corporation shall pay the fair market value of the assets in the Deferred Compensation Account as of such date or dates as provided in paragraph (a) above or at such earlier date or dates as shall be selected by the Corporation in its sole discretion, unless the Employee terminates his employment with the Corporation without providing at least six months prior notice of such termination, in which event all rights of the Employee and his successors and assigns (including his personal representatives) to receive payments hereunder shall be forfeited.

              (c) If the Employee's employment with the Corporation is terminated because of death or disability before he has reached the age of sixty
(60), the Corporation shall make payments to the Employee (in the event of his disability) or his designated beneficiary (in the event of his death) in the same manner and to the same extent as provided in paragraph 3(a), above.

              (d) The designated beneficiary may be designated or changed by the Employee (without the consent of any prior beneficiary) by written direction delivered to the Corporation at any time before the death of the Employee.

              (e) If both the Employee and his designated beneficiary should die before all payments due under this Agreement are made by the Corporation, then the remaining value of the Deferred Compensation Account shall be determined and shall be paid as promptly as possible in a lump sum to the estate of such designated beneficiary if such designated beneficiary had survived the Employee. If no such beneficiary shall have been designated upon the death of the Employee, or if the designated beneficiary does not survive the Employee, then the remaining value of the Deferred Compensation Account shall be determined and shall be paid as promptly as possible in a lump sum to the estate of the Employee.

              (f) For the purpose of this Agreement, the term "Cause" shall mean the conviction of the Employee of a crime involving fraud or moral turpitude involving the Corporation. For purposes of this Agreement, the term "disability" shall mean that, as a result of the Employee's incapacity due to physical or mental illness, the Employee is unable substantially to perform his employment duties on a full-time basis for one hundred eighty (180) consecutive days or one hundred eighty (180) days in the aggregate in any consecutive two hundred seventy (270) day period.

              (g) Installment payments to be made to the Employee under paragraphs 3(a) and 3(c) above shall commence on the first day of the month next following the date of the termination of his employment, and the installment payments to be made to the Employee under paragraph 3(b) above shall commence on the first day of the month next following the date on which the Employee shall have reached the age of sixty (60) unless the Corporation selects an earlier date or dates in its sole discretion. The installment payments to be made to the designated beneficiary under the provisions of this paragraph 3 shall commence on a date to be selected by the Corporation but within six months from the date of death of the Employee.

         4. NO TRUST CREATED. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind or a fiduciary relationship between the Corporation and the Employee, his designated beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Corporation and no person other than the Corporation shall, by virtue of the provisions of this Agreement, have any interest in such funds. To the extent that any person acquires a right to receive payments from the Corporation under this Agreement, such rights shall be no greater than the right of any unsecured general creditor of the Corporation.

         5. NO ASSIGNMENT. The right of the Employee or any other person to the payment of deferred compensation or other benefits under this Agreement may not be assigned, transferred, pledged or encumbered except by the Employee's designation of a designated beneficiary, by will or by the laws of descent and distribution.

         6. NO EMPLOYMENT ASSURANCE. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employment of the Corporation as an executive or in any other capacity.

         7. PAYMENT IN KIND: WITHHOLDING. The Corporation may pay amounts due hereunder in cash or in kind as it may choose in its sole discretion. The Corporation will withhold all necessary taxes from such amounts.

         8. SEVERABILITY. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then both parties will be relieved of all obligations arising under such provision, but only to the extent it is illegal, unenforceable or void. The intent and agreement of the parties to this Agreement is that this Agreement will be deemed amended by modifying any such illegal, unenforceable or void provision to the extent necessary to make it legal and enforceable while preserving its intent, or if such is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives. The foregoing notwithstanding, if the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

         9. WAIVER. Any delay or omission by either party to this Agreement in exercising any right or power under the Agreement will not impair such right or power or be construed as a waiver thereof. A waiver by either party to this Agreement of any of the covenants to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant contained in this Agreement. All remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

         10. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed therein and without giving effect to any principle of conflict-of-laws that would require the application of the law of any other jurisdiction.

         11. NOTICES. Any notice to a party hereto shall be in writing, and such notice shall be given by delivery in hand; by telecopy (if available) with original posted first class mail, postage prepaid, within two (2) business days thereafter; by certified mail, postage prepaid, return receipt requested; or by private courier requesting evidence of receipt as a part of its service, addressed as follows:

                   If to the Company:

                        19 Fid Kennedy Avenue
                        Boston, MA 02210
                        Attn: Chief Executive Officer

                   with a copy to:

                        Robert J. Foley, Esq.
                        Gadsby & Hannah LLP
                        125 Summer Street
                        Boston, MA 02110

                   If to the Employee:

                        284 Center Street
                        Pembroke, MA 02359
or to such other address as may be designated in writing by either party from time to time in accordance herewith, and shall be deemed delivered upon the earliest to occur of delivery by hand, when so telecopied, when so placed in the mails or when so delivered to such delivery service as aforesaid.

         12. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement; or the breach thereof, shall be settled by arbitration in Boston, Massachusetts in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         13. ENTIRE AGREEMENT: AMENDMENT. This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and there are no understandings or agreements relative to this Agreement which are not fully expressed in this Agreement. All prior agreements with respect to the subject matter of this Agreement are expressly superseded by this Agreement. No amendment to, or waiver or discharge of, this Agreement will be valid unless in writing and signed by the party to be charged.

         14. DESCRIPTIVE HEADINGS. All descriptive headings of this Agreement are inserted for convenience only, and shall not affect the construction or interpretation hereof.

         15. POWER TO INTERPRET. The Corporation shall have full power and authority to interpret, construe, and administer this Agreement and the Corporation's reasonable interpretations and construction thereof, and actions thereunder, including any valuation of the Deferred Compensation Account, or the amount or recipient of the payments to be made therefrom, shall be binding and conclusive on all persons for all purposes. Neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to willful misconduct or lack of good faith.

         16. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and the Employee and his designated beneficiaries, heirs, executors, administrators, and legal representatives.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized employee and Employee has hereunto set his hand and seal as of the date first above written.

                                  AU BON PAIN CO., INC.


                                  By: /s/ Mariel Clark
                                     ----------------------------
                                     Mariel Clark, Vice President



                                  /s/ Mark Borland
                                  ----------------------------
                                  MARK BORLAND

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made this 27th day of August, 1997, by and between Mark Borland ("Employee") and Au Bon Pain, Co., Inc., a Delaware corporation with a principal place of business in Boston, Massachusetts (the "Company").

         WHEREAS, the Company wishes to employ and engage the services of the Employee in an executive capacity for the Company, upon the terms, conditions and provisions of this Agreement; and

         WHEREAS, the Employee desires to provide services to the Company in accordance with the terms, conditions and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Employee hereby agree as follows:

1.       DEFINITIONS

         For all purposes of this Agreement, the following terms shall have the meanings specified in this Section I unless the context clearly requires otherwise:

         (a) "BASE SALARY" means the Employee's annualized base salary set forth in Section 3 of this Agreement, and such increases thereto as may be established by the Company from time to time. In no event, however, shall Employee's Base Salary be less than the amount set forth in Section 3 of this Agreement. "Base Salary" shall not include any bonus, incentive compensation or employee benefits;

         (b) "BENEFITS" means all employee benefits provided to the Employee by the Company, including medical, dental, long-term disability, life insurance, and such other benefits as may be provided from time- to time by the Company generally to its employees;

         (c) "INCENTIVE COMPENSATION" means additional compensation provided to the Employee by the Company during the term of this Agreement, if any, other than Base Salary and Benefits;

         (d) "SEVERANCE" means payments made by the Company to the Employee after termination of employment, pursuant to this Agreement, at the rate of the Employee's annualized Base Salary (and car allowance, if any) as of the date of Employee's termination and an additional lump sum payment of $18,370.00. Severance is payable, commencing after the last day of active employment with the Company, on a weekly basis in substantially equal installments following Employee's termination, in such increments and for such period(s) of time designated in this Agreement ("Severance Period"). Severance shall not include any bonuses or other Incentive Compensation. Except as set forth in the immediately preceding sentence, Severance shall also include the continuation of Employee's Benefits existing at the time of Employee's termination for the Severance Period. Employee shall be responsible for making all required contributions to continue Benefits during the Severance Period on the same basis as existed at the time of the Employee's termination. Severance shall be reduced (dollar for dollar) by any compensation and benefits Employee receives or earns during the Severance Period from any source other than the Company including, without limitation, salary, employee benefits, consulting fees, income from self-employment or otherwise;

2.       EMPLOYMENT

         The Company agrees to employ the Employee to render services to the Company in an executive capacity, consistent with the typical duties and responsibilities of an Executive Vice President with the Company, and to maintain the Employee's title as Executive Vice President. Employee understands and agrees that Employee's duties and responsibilities may change from time to time, in the sole discretion of the Company. Effective as of the date hereof, Employee hereby accepts such employment subject to the terms and conditions set forth herein. Employee agrees to devote his full attention, best talents and abilities to the job and to perform faithfully his duties and responsibilities hereunder.

3.       COMPENSATION

         The Company shall pay Employee a Base Salary at the rate of $175,950.00 annualized, Incentive Compensation, and Benefits, subject to federal and state withholdings and customary payroll deductions.

4.       TERM

         Unless terminated as provided in Section 5, or as otherwise provided in this Agreement, this Agreement shall continue for a two-year period from the commencement of Employee's employment with the Company or the effective date of this Agreement, whichever is later; thereafter, this Agreement shall automatically renew for additional one-year periods, unless either party notifies the other in writing of its intent not to renew this Agreement at least thirty (30) days prior to its expiration. In the event the Employee gives notice of intent not to renew this Agreement, the Employee shall not be entitled to Severance. In the event the Company gives notice of intent not to renew this Agreement, at the expiration of the Agreement the Employee shall be entitled to fifty-two (52) weeks' Severance.

5.       TERMINATION

         (a)  TERMINATION FOR CAUSE

         The Company may terminate Employee's employment at any time for cause, upon written notice specifying the reasons. As used herein, the term "cause" shall mean:

         (i) The commission by Employee of any act of embezzlement, fraud, larceny, theft, or other willful misconduct or gross negligence in connection with the performance of Employee's duties which adversely, affects the affairs of the Company;

         (ii) Employee's conviction of a felony, or conviction of a misdemeanor involving moral turpitude;

         (iii) A material breach of the terms of this Agreement which continues for fifteen (15) days after the Company has given written notice to the Employee specifying in reasonable detail the material breach.

       (b)    TERMINATION WITHOUT CAUSE

Notwithstanding any other provision of this Agreement, the Company may terminate Employee's employment, without cause, at any time, for any reason, effective upon thirty (30) days' written notice to the Employee. In the event of a termination without cause, the Employee shall be entitled to fifty-two (52) weeks' Severance.

         (c)  RESIGNATION

         The Employee may at any time during the term of this Agreement resign employment, effective upon ninety (90) days' written notice to the Company, or upon such shorter period of notice as the parties may agree in writing. Upon such resignation, the Employee shall not be entitled to any Severance, and, except as otherwise specifically set forth herein, the obligations of the Company to the Employee under this Agreement shall terminate upon the effective date of such resignation. Employee agrees to continue to perform his duties hereunder, and otherwise assist the Company in an orderly transition, during such ninety-day period.

         (d)  DISABILITY

         The Company may terminate Employee's employment if, at any time during the term of this Agreement, the Employee shall become disabled so that he is unable to perform the Employee's regular duties of employment, with reasonable accommodation, for a period of ninety (90) days in the aggregate during any 180-day period. The determination of the Employee's disability for purposes of this Section 5(d) shall be made by a qualified physician acceptable to both parties. In the event that the Company and the Employee are unable to agree upon a qualified physician, each party shall select a qualified physician, and in the event those two physicians are unable to agree upon a determination as to the Employee's disability, a third neutral physician ("Neutral Physician") acceptable to the parties shall be selected. The determination of disability by the Neutral Physician shall be final and binding for purposes of this Agreement. In the event this Agreement is terminated pursuant to this Section 5(d), the Employee shall be entitled to fifty-two (52) weeks' Severance. Such Severance shall be offset dollar for dollar by any payments made in the aggregate to the Employee under the Company's existing Salary Continuation and Long-Term Disability Plan(s).

         (e)  DEATH

This Agreement and all obligations of the Company hereunder shall terminate upon the death of the Employee. In the event of a termination upon the death of the Employee, monies or compensation owed by the Company to the Employee up to the date of termination shall be paid to the Employee's estate or designee.

         (f)  ACCRUED VACATION

         All accrued vacation owed by the Company to the Employee upon termination of employment shall be included in the Employee's last paycheck following active employment.

6.       CONFIDENTIAL NATURE OF THIS AGREEMENT

         Employee agrees to keep confidential the terms of this Agreement. A violation of this provision shall entitle the Company to terminate this Agreement immediately, for cause, as set forth in Section 5(a)(iii). Notwithstanding the above, the Employee may disclose the terms of this Agreement to his/her immediate family, bankers, accountants, attorneys, and other financial advisers, the Internal Revenue Service, the Massachusetts Department of Revenue, in the event such disclosure is necessary to prospective employers or others to review the restrictive covenants contained herein, in the event of litigation or arbitration involving this Agreement, or in the event that such disclosures shall be compelled by law.

7.       CONFIDENTIAL AND PROPRIETARY INFORMATION

         (a) The Employee understands and acknowledges that in the course of employment with the Company, Employee will have access to confidential and proprietary information of the Company and its Affiliates (which shall mean entities controlling, controlled by or under common control with the Company, including without limitation, Saint Louis Bread Company, Inc. and its Affiliates) which constitute valuable, special and unique assets of the Company and its Affiliates. For purposes of this Agreement, such confidential and proprietary information shall include, without limitation, the following: trade secrets; operating techniques; procedures and methods; product specifications; customer lists; account information; price lists; discount schedules; correspondence with customers, vendors, employees, partners or others; drawings; software; leads from suppliers; marketing techniques; procedures and methods; employee lists; internal financial reports of the Company and its Affiliates; sourcing lists; and recruiting lists (collectively, "Confidential Information"), but shall not include any information which is commonly known or in the public domain.

         (b) The Employee agrees that during the term of this Agreement and at any time thereafter, Employee will not, without the authorization of the
Company: (i) disclose any Confidential Information to any person or entity for any purpose whatsoever; or (ii) make use of any Confidential Information for Employee's own purposes or for the benefit of any other person or entity, other than the Company and its Affiliates.

         (c) The Employee agrees that upon the request of the Company or upon termination of employment, Employee shall return to the Company all documents or other materials, including electronic or computerized data, containing or relating to Confidential Information, along with all other Company property.

8.       RESTRICTIVE COVENANT

         During the term of this Agreement, and, for (i) six (6) months after its termination with respect to Section 8(a), and (ii) one (1) year after its termination with respect to Section 8(b), for whatever reason, the Employee shall not, directly or indirectly, either as an individual, employee, partner, officer, owner, director, shareholder, advisor or consultant, or in any other capacity whatsoever, on behalf of any person, firm, corporation, partnership or entity:

         (a) during the term of this Agreement, and for six (6) months after its termination, for whatever reason, be employed by or retained as a consultant or advisor to a competitive entity in the bakery/coffee/deli business. For purposes of this Agreement, "competitive entity" includes, without limitation, the following companies doing business as: PARADISE BAKERY, INC.; STARBUCKS; BRUEGGER'S BAGEL BAKERY; FINAGLE-A-BAGEL; LE BOULANGERIE, GREAT HARVEST, EINSTEIN'S/NOAH'S; CORNER BAKERY; BIG SKY; AFC ENTERPRISES, INC. and their respective parents, subsidiaries, franchisees, affiliates, successors or assigns. Additionally, "competitive entity" shall include, without limitation, any company which generates in the aggregate more than 50% of its revenues from the retail sales of baked goods and coffee, and their respective parents, subsidiaries, franchisees, affiliates, successors or assigns. Notwithstanding the above, the direct or indirect ownership of one percent (1%) or less of the stock of a competitive entity whose shares are listed on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System or so-called Bulletin Board shall not, in and of itself, be deemed to be a violation of this Section 8(a);

         (b) recruit, solicit, hire, or assist any other person or party in recruiting, soliciting, or hiring any employee of the Company or any of its Affiliates or any of their respective franchises.

         The Company may, in its sole discretion, waive enforcement of any of the provisions of this Section 8, which waiver shall be evidenced solely by the execution and delivery to the Employee of a written document setting forth the terms of such waiver, executed by an authorized representative of the Company.

9.       ENFORCEMENT

         Employee agrees and acknowledges that a violation of Sections 7 or 8 of this Agreement shall entitle the Company to terminate this Agreement immediately, which termination shall be conclusively deemed to be a termination for cause, as set forth in Section 5(a) hereunder. In the event of a violation of Sections 7 or 8 of this Agreement, any further Severance, salary continuation, Benefits or other future compensation otherwise owed pursuant hereto shall be forfeited.

         The Employee acknowledges and agrees that the Company's remedies at law for a breach of Sections 7 or 8 of this Agreement are inadequate and that the harm caused thereby is irreparable. The Employee expressly agrees that in the event of a violation of Sections 7 or 8 of this Agreement, the Company shall be entitled to equitable relief enforcing the terms of this Agreement, including without limitation, specific performance, a temporary restraining order, preliminary injunction or permanent injunction to prevent any breach or attempted broach thereof. The provisions of Sections 7, 8 and 9 shall survive the termination of this Agreement, in addition to any others which may survive pursuant to the terms of this Agreement.

10.      SEVERABILITY

         If any provision of this Agreement including, without limitation, Sections 7, 8 or 9 hereof, is declared or found to be illegal, unenforceable, void, overbroad, or unreasonable in scope, territory, or duration, in whole or in part, then both parties will be relieved of all obligations arising under such provisions, but only to the extent it is illegal, unenforceable, void, overbroad, or unreasonable in scope, territory or duration. The intent and agreement of the parties to this Agreement is that this Agreement will be deemed amended by modifying any such illegal, unenforceable, void, overbroad or unreasonable provision to the extent necessary to make it legal and enforceable while preserving its intent, or if such is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives. The foregoing notwithstanding, if the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

11.      ARBITRATION

         Any controversy or claim arising out of or relating to this Agreement or Employee's employment with the Company, except for claims of violation by the Employee of Sections

7 and 8 hereof which may be enforced by the Company in a court of competent jurisdiction pursuant to Section 9 hereof, shall be settled exclusively by binding arbitration before a single arbitrator in the City of Boston, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The provisions hereof shall be a complete bar and defense to any suit, action or proceeding instituted by the Employee in any federal, state or local court or before any administrative tribunal with respect to any matter which is arbitrable as herein set forth. This Section shall survive the termination or expiration of this Agreement. Nothing herein contained shall be deemed to give any arbitrator any authority, power, or right to alter, change, amend, modify, add to, or subtract from any provisions of this Agreement. The arbitrator shall have no authority to award punitive damages or attorney's fees to any party. The decision of the arbitrator shall be final and conclusive. Judgment on an award rendered by the arbitrator may be entered in any court of competent jurisdiction.

12.      NO CONFLICTING AGREEMENTS

         Employee hereby represents and warrants that neither the entry into this Agreement nor its performance by Employee will conflict with or result in a breach of the terms, conditions or provisions of any other agreement or other obligation of any nature to which Employee is a party, or by which he is otherwise bound, including, without limitation, any other employment agreement, non-competition agreement, or confidentiality agreement.

13.      GOVERNING LAW

         The- terms hereof shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to its conflict of laws rules which may otherwise require the application of the law of another jurisdiction.

14.      SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective successors, assigns, heirs, legal representatives, executors and administrators.

15.      NOTICES

         (i)  All notices to the Employee shall be addressed to Employee at:


or to such other place(s) as may be designated by written notice to the
Company.:

         (ii) All notices to the Company shall be addressed to the Company at:

              19 Fid Kennedy Avenue
              Boston, MA 02210
              Attention: C. E. 0.

              With copies to:

              Walter D. Wekstein, Esq.
              Gadsby & Hannah LLP
              225 Franklin Street
              Boston, MA 02110
or to such other place(s) as may be designated by written notice to Employee.

         (iii) Notice shall be sufficient if given by hand or by certified mail, postage prepaid, return receipt requested, addressed to the party at its address described above. Unless otherwise notified in writing, each party shall direct all sums payable to the other party at its address for notice purposes.

16.      HEADINGS

         The captions and headings in this Agreement are for convenience and reference only, and they shall in no way be held or deemed to define, modify or add to the meaning, scope or intent of any provision of this Agreement.

17.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, written or oral on the subject matter hereof including, but not limited to, offer letters, employment letters, and agreements concerning severance pay, with the exception of the Deferred Compensation Agreement between the parties dated January, 1996, a copy of which is attached hereto as Exhibit "A", which shall remain in force until terminated pursuant to its terms.

18.      AMENDMENTS

         This Agreement may be modified only by written agreement signed by both the Employee and the Company.

19.      WAIVER

         The failure of any party at any time to require the performance of any provision(s) hereof shall in no manner affect the right(s) of such party at a later time to require the performance of said provision(s), and shall not be deemed a waiver of any obligations hereunder.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement under seal, as of the date first above written.

AU BON PAIN CO., INC.

By: /s/ Ronald M. Shaich                    Date:    8/27/97
    -------------------------                     -------------
     Ronald M. Shaich,
     Chief Executive Officer

Witness: /s/ Mariel Clark                   Date:    8/27/97
        -------------------------                 -------------

MARK BORLAND


/s/ Mark C. Borland                         Date:    9/16/97
-------------------------                         -------------

Witness:                                    Date:
        -------------------------                 -------------